UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2007

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Nicollet Mall, Minneapolis, Minnesota 55403

(Address of principal executive offices, including zip code)

(612) 304-6073

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01 and 1.02	Entry into a Material Definitive Agreement; Termination Of a Material Definitive Agreement

On April 12, 2007, Target Corporation (“Target”) entered into a Five-Year Credit Agreement with Bank of America, N.A. as Administrative Agent and one of several lending banks, for a $2.0 billion unsecured revolving credit facility. The new facility replaces Target’s $1.6 billion Five-Year Credit Agreement dated as of June 9, 2005. The new facility will expire in April 2012, unless the term is extended for up to two additional years under the terms of the facility. Borrowings under the new facility bear interest at the rates specified in the agreement, and the agreement contains one financial covenant (leverage ratio). A copy of the agreement will be filed as an Exhibit to Target’s Quarterly Report on Form 10-Q for the quarter ended May 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGET CORPORATION

Date: April 18, 2007	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief Financial
Officer